Exhibit 99.1

John Deere Owner Trust 2005
Statement to Certificateholders

$183,900,000 Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000 Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000 Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000 Class A-4 4.16% Asset Backed Notes due May 15, 2012
$11,275,240 Asset Backed Certificates

Payment Date:		15-Nov-05

(1) Amount of principal being paid or distributed:

(a)	A-1 Notes:	$19,266,399.51
	per $1,000 original principal amount:	$104.77

(b)	A-2 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(c)	A-3 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(e)	Certificates:	$0.00
	per $1,000 original principal amount:	$0.00

(f)	Total:	$19,266,399.51

(2) Amount of interest being paid or distributed:

(a)	A-1 Notes:	$277,728.89
	per $1,000 original principal amount:	$1.51

(b)	A-2 Notes:	$533,758.33
	per $1,000 original principal amount:	$3.16

(c)	A-3 Notes:	$713,083.33
	per $1,000 original principal amount:	$3.32

(d)	A-4 Notes:	$598,346.67
	per $1,000 original principal amount:	$3.47

(e)	Certificates:	$0.00
	per $1,000 original principal amount:	$0.00

(f)	Total:	$2,122,917.22

(3) After giving effect to distributions on this Payment Date:

(a)	(i) outstanding principal amount of A-1 Notes:	$82,255,065.59
	(ii) A-1 Note Pool Factor:	0.4472815

(b)	(i) outstanding principal amount of A-2 Notes:	$169,000,000.00
	(ii) A-2 Note Pool Factor:	1.0000000

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(c)	(i)	outstanding principal amount of A-3 Notes:	$215,000,000.00
(ii)	A-3 Note Pool Factor:	1.0000000

(d)	(i)	outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e)	(i)	Certificate Balance	$11,275,240.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:	$650,130,305.28

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$643,793,711.72

(6) Pool Face Amount at the end of the related Collection Period:	$731,448,137.42

(7) Amount of Servicing Fee:	$552,655.95
per $1,000 original principal amount:	$0.74
Amount of Servicing Fee earned:	$552,655.95
Amount of Servicing Fee paid:	$552,655.95
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$466,756.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.07%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)	0.07%

(14) Face Amount of Receivables 60 days or more past due:	$6,986,812.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	0.96%

(16) Aggregate amount of net losses for the collection period	$26,130.55

(17) Aggregate amount of net losses since 26-May-05	$79,219.36

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.01%

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